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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of ADAC Laboratories on Forms S-3, S-8 (File Nos.33-02793; 33-72804; 33-02747; 33-
02749; 33-01075; and 33-75074) of our report dated November 4, 1996, on our audits of the consolidated financial statements and financial statement schedules of ADAC Laboratories as of September 29, 1996 and October 1, 1995, and for each of the three fiscal years ended September 29, 1996, which is included under Item 8. Financial Statements and Supplemental Data of this Form 10-K.


San Jose, California
November 4, 1996